Q1 2019 Earnings Supplement May 1, 2019

Cautionary Note Regarding Forward-Looking Statement Certain statements contained in this presentation constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this presentation other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward- looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this presentation include, but are not limited to, statements regarding the expected benefits and impact of the combination of Inovalon and ABILITY, including the expected accretive effect of the merger on Inovalon’s financial results, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, our ability to meet financial guidance for the second quarter and full year 2019, expectation regarding tax notes, and statements with respect to visibility, revenue retention, and recurring revenue, including ACV. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this presentation. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this presentation not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements. These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating acquisitions, including ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed ® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™); and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. In addition, graphics, images or illustrations pertaining to or demonstrating our products, data, services and/or technology that may be used herein are intended for illustrative purposes only unless otherwise noted. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this presentation or conform these statements to actual results or revised expectations, except as required by law. Non-GAAP Financial Measures This presentation contains certain non-GAAP measures. These non-GAAP measures are in addition to, not a substitute for or necessarily superior to, measures of financial performance in accordance with U.S. GAAP. The GAAP measure most closely comparable to each non-GAAP measure used or discussed, and a reconciliation of the differences between each non-GAAP measure and the comparable GAAP measure, is available herein and within our public filings with the SEC. All data provided is as of March 31, 2019 unless stated otherwise. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 2

Contents 1 Overview 2 2019 Q1 and TTM Financial This presentation serves as a Results supplement to the Inovalon announcement on May 1, 2019 pertaining to first quarter (Q1) of 2019 3 2019 Financial Guidance results and guidance. 4 Appendix 1: Reconciliations INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 3

Payers Pharma Devices Diagnostics The Inovalon ONE® Platform Inovalon is a leading provider of cloud- based platforms empowering data-driven healthcare. Inovalon provides cloud-based, real-time Massive Advanced Intervention Data connectivity, analytics, intervention, and Data Assets Analytics Toolsets Visualization data visualization solutions for hundreds of the nation’s leading health plans, pharmacy organizations, life sciences companies, and more than 50,000 acute, post-acute, and ambulatory provider sites with capabilities informed by the data of more than 271 million patients and 45 billion medical events. Home Care SNF Hospice Acute Providers Post-Acute Providers Ambulatory Providers Note: Patient and medical event counts do not yet fully include data from ABILITY. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 4

Empowering Data-Driven Healthcare In Scale The reach of Inovalon’s platform has grown to touch the vast majority of the United States, able to empower the market’s largest data-driven healthcare initiatives. 100s Health Plans, Providers, Life Sciences, Pharmacy, and Diagnostics Organizations 271M+ Patients* 50K+ Provider Sites Note: Patient count does not yet fully include data from ABILITY. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 5

MORE² Registry® Dataset Expansion

Inovalon's primary-source datasets continue to expand rapidly. As of Q1 2019, the MORE² Registry® dataset contains more than 271 million unique patient counts and 45 billion medical event counts.

- One of the industry's largest independent healthcare datasets, with more than 271M patients and 44.7B medical events
- Primary-sourced, fully linkable, longitudinally-matched, data from all major U.S. healthcare programs
- Contains EHR, claims, scripts, labs, provider, demographic data & more
- Qualified Entity (QE) containing CMS' Fee for Service Medicare Data
- Empowers and informs our industry-leading analytics and artificial intelligence, creating meaningful differentiation and client value


MORE² REGISTRY® DATASET GROWTH
Patient Count
Medical Event Count
Patient Count (millions)
45 44 43 42 41 40 39 38 37 36 35 34 33 32 31 30 29 28 27 26 25 24 23 22 21 20 19 18 17 16 15 14 13 12 11 10 9 8 7 6 5 4 3 2 1 0
280 270 260 250 240 230 220 210 200 190 180 170 160 150 140 130 120 110 100 90 80 70 60 50 40 30 20 10 0
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 1Q19

Data resulting from the integration with ABILITY Network is not yet reflected within the MORE² Registry® dataset and is therefore not reflected within the aforementioned data metrics as of this date.

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Contents 1 Overview 2 2019 Q1 and TTM Financial This presentation serves as a Results supplement to the Inovalon announcement on May 1, 2019 pertaining to first quarter (Q1) of 2019 3 2019 Financial Guidance results and guidance. 4 Appendix 1: Reconciliations INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 7

Q1 2019 Highlights Following an important period of meaningful transformation, Inovalon’s cloud-based platform capabilities are increasingly being recognized for their market leadership and differentiation, driving strong value-delivery for clients, and resulting in significant sales expansion, revenue growth, operating leverage, and financial performance for the Company. 1. Strong Annual Recurring Revenue Base: SaaS-enabled subscription-based revenue representing 83% of Q1 2019 revenue, up from 74% in Q1 2018. 2. Strong Organic Sales ACV Metrics: Strong market adoption with Q1 2019 Annualized Contract Value (ACV) sales from new and expanded contracts, excluding ABILITY and Services, of $19.6 million (up 216% YoY), with Q1 2019 Trailing Twelve Months (TTM) new ACV sales of $126.7 million (up 122% YoY). 3. Strong Margins: Strong Q1 2019 margin expansion of gross margin of 74.4%, a year-over-year increase of 1,050 basis points, and Adjusted EBITDA margin of 30.6%, a year-over-year increase of 2,210 basis points. 4. Strong Cash Flow: Strong net cash from operating activities of $14.8 million (inclusive of $15.6 million in interest payments), a year-over-year increase of 115%. 5. Strong Q1 2019 TTM Results: Reflecting 12 months inclusive of the ABILITY acquisition and meaningful transformation initiatives resulting in “Inovalon 2.0”, Q1 2019 TTM performance provided revenue of $580.4 million (up 34% YoY), Adj. EBITDA of $188.6 million (up 105% YoY), Non-GAAP net income per share of $0.39 (up 105% YoY), and Free Cash Flow1 of $42.7 million (up 74% YoY). Note: Please see slide 25 for definitions of the footnoted terms above. 1Free Cash Flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 8

Strong Organic Sales Growth The combination of strong demand for the Company’s cloud-based platform capabilities and significant increases in the Company’s sophistication and scale of sales capabilities is resulting in significant year-over-year increases in contract signings. Annualized Contract Value1 (ACV) from new and expanded contracts, excluding ABILITY and Services, was $19.6 million in Q1 2019 (up 216% YoY) and was $126.7 million for the Q1 2019 trailing twelve months (TTM) (up 122% YoY). Excluding ABILITY, Q1 2019 ACV was $39.7 million (up 45% YoY) and $188.7 million for Q1 2019 TTM (up 56% YoY). Excluding ABILITY and Services ACV Excluding ABILITY ACV $126.7 $188.7 $19.6 $39.7 56% 45% 122% $120.7 216% $27.3 $57.1 $6.2 Q1 2018 Q1 2019 Q1 2018 Q1 2019 Q1 2018 Q1 2019 Q1 2018 Q1 2019 TTM TTM TTM TTM Note: Please see appendix for definitions of the footnoted terms above. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 9

Strong Growth Inflection Q1 2019 is the anniversary of the first twelve months of the ABILITY acquisition, includes the 2018 restructuring activities associated with the acquisition, the fruition of the transformation to the more modular cloud-based Inovalon ONE® Platform offering, and the transition from legacy to subscription-based platform contract structures. The below graphics compare the resulting Q1 2019 TTM to Q1 2018 TTM for revenue, Adjusted EBITDA, Non-GAAP net income per share (EPS) and Free Cash Flow generation (inclusive of cash interest, ABILITY transaction and integration spend, and CAPEX outflows). Revenue Adj. EBITDA Non-GAAP EPS Free Cash Flow1 $188.6 $42.7 $0.39 $580.4 74% 34% 105% 105% $433.8 $24.5 $91.9 $0.19 Q1 2018 Q1 2019 Q1 2018 Q1 2019 Q1 2018 Q1 2019 Q1 2018 Q1 2019 TTM TTM TTM TTM TTM TTM TTM TTM 1Free Cash Flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 10

1Q 19 Adjusting for Non-Comparable G&A General and administrative expenses increased $4.2M in Q1 2019 as compared to Q1 2018. The increase was driven by $7.5M in acquired G&A associated with ABILITY Network, which was partially offset by a reduction of $3.3M in combined employee-related and professional fee reductions. Normalized G&A for Q1 2019 was $54.0M, reflecting a YoY increase of only 8.5% as reported, and only 9.3% as normalized, in the setting of a YoY revenue increase of 56.9%. Non-Comparable or One-Time Expenses Inclusive of ABILITY $7.5 ($0.4) $0.4 ($2.9) $49.4 $53.6 $54.0 Q1 2018 Employee-Related Acquired Other Q1 2019 Non-Comparable Normalized Q1 2019 Actual Expenses & G&A Non-Comparable Actual Or Quarterly Expense Professional Fees Items One-Time Expenses Normalized G&A excludes the impact from fair value contingent consideration accretion measurement. All numbers in millions, subject to rounding. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 11

Contents 1 Overview 2 2019 Q1 and TTM Financial This presentation serves as a Results supplement to the Inovalon announcement on May 1, 2019 pertaining to first quarter (Q1) of 2019 3 2019 Financial Guidance results and guidance. 4 Appendix 1: Reconciliations INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 12

2019 Revenue Guidance Bridge

The combination of highly differentiated platform capabilities, an increased client success focus, and expanding scale and sophistication of the Company's sales capability is resulting in strong client retention and meaningful growth.

Inovalon's 2019 full-year revenue guidance of $637M to $657M reflects revenue expansion of 23% and organic growth of 15% at the midpoint.

As of March 31, 2019, the Company's revenue guidance has coverage of 97%, providing significant visibility into the full year.

The graphic to the right is for illustrative purposes only.

- Annual Revenue Retention expected to contribute ~3 points in 2019
- Already sold New Logo Sales expected to contribute ~3 points in 2019
- ABILITY acquisition expected to contribute ~8 points of revenue growth in 2019
- New client sales already closed expected to contribute ~5 points of growth in 2019
- New client sales of ~4 points of yet-to-be sold business is projected for 2019



Full Year 2018 vs. 2019 Guidance
As-Reported Revenue Growth of 23% at the Midpoint
Organic Revenue Growth of 15% at the Midpoint
$527.6
~3 pts
~3 pts
~8 pts
~5 pts
~4 pts
$657.0
-
$637.0
Coverage already in place
2018 Revenue Guidance
Revenue Retention Contribution
Signed New Logo Contribution
Inorganic ABILITY Contribution
New Sales Contribution (Closed)
New Sales Contribution
2019 Revenue Guidance

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2019 Adjusted EBITDA Margin Bridge

Inovalon continues to expect operating leverage, driven by high-value offerings driving further improvement in mix and pricing, benefit from technology-enabled efficiency initiatives, and contribution from ABILITY.

The Company sees these factors driving ~290 basis points of Adjusted EBITDA margin expansion in 2019.

- The full gross margin benefit of an increasing mix of higher margin Platform offerings, coupled with continued technology-enabled efficiencies and the ABILITY acquisition, are seen driving continued operating leverage improvement in 2019.



~290 Basis Point Year-to-Year Improvement
28.8%
~60 bps
~60 bps
~30 bps
~140 bps
31.7%
FY 2018 Adj. EBITDA Margin %
Investment Initiatives / Overhead Efficiencies
Platform Mix & Price Changes
Platform Efficiencies
Inorganic ABILITY Contribution
FY 2019G Adj. EBITDA Margin %

The graphic to the right is for illustrative purposes only.

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Strong Subscription-Based Platform Adoption The Company is seeing strong revenue retention and growth of its subscription-based cloud-based platform offerings, providing significant Coverage and resulting revenue visibility of 97% towards 2019 guidance. $637- $657 ~10% $527.7 ~7% 11% $449.4 $437.3 $427.6 9% 4% 97% 12% 15% 2019G Revenue 43% 19% Coverage 34% Already in Place ~83% as of 80% Mar. 31, 2019 66% 53% 54% 2015 2016 2017 2018 2019G Subscription-Based Platform Offerings Legacy Solutions Services All numbers in millions. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 15

Revenue The following full-year 2019 revenue guidance is being reaffirmed as of May 1, 2019. $637 - $657 2013 – 2019G $528 14% CAGR $449 $437 $428 $362 $296 2013 2014 2015 2016 2017 2018 2019G Note: CAGR calculations undertaken to the mid-point of 2019 Guidance. All numbers in millions. Graphic drawn at midpoint of guidance range. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 16

Adjusted EBITDA The following full-year 2019 Adjusted EBITDA guidance is being reaffirmed as of May 1, 2019. $200 - $210 2013 – 2019G 19% CAGR $152 $152 $134 $109 $100 $72 37% 35% 32% 29% 24% 23% 24% 2013 2014 2015 2016 2017 2018 2019G % of Revenue Note: CAGR calculations undertaken to the mid-point of 2019 Guidance. All numbers in millions. Graphic drawn at midpoint of guidance range. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 17

Cash Flow From Operations The following full-year 2019 Cash Flow from Operations guidance is being reaffirmed as of May 1, 2019. $130 - $145 2013 – 2019G 1 CAGR $104 13% $98 $93 $90 $86 $66 $68 ~22% 24% 22% 22% 22% ~20% 15% 17% 2013 2014 2015 2016 2017 20181 2019G % of Revenue Note: CAGR calculations undertaken to the mid-point of 2019 Guidance. All numbers in millions. Graphic drawn at midpoint of guidance range. 1 Net cash provided by operating activities was $90.4M in 2018. Incorporated within this number was the negative impact of acquisition-related transaction cash outflow $6.6M and integration cash outflows of $6.8M. Normalizing for these one-time items, the non-GAAP cash flow from operations would have been $104 million as represented by the green dotted line. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 18

CAPEX Returning Towards Historical Levels During the period Q3 2016 through Q1 2018, the Company elected to invest more than $40M into incremental development towards the launch of the Inovalon ONE® Platform. The period of this disproportional investment is now substantially complete and is increasingly being harvested through the successful engagement of clients for highly-differentiated platform offerings. As a result, the Company sees the capital investments of the Company (inclusive of ABILITY) returning towards historical levels (as a percentage of revenue) in 2019. Inclusive of ABILITY $65.5 $65.0 $6.4 $52 - $58 $28.1 15% $45.8 $39.1 $7.8 12% $39 - $44 $26.4 9% 8% - 9% $18.8 $22.7 $28.5 6% 6% 6% $23.2 $13.2 $20.2 $25.2 $12.8 $13 - $14 $8.1 $8.9 $5.6 $2.5 $1.2 2013 2014 2015 2016 2017 2018 2019G Maintenance Capital Expenditure Innovation Capital Expenditure (incl. Cap. Software) Inovalon ONE® Platform Buildout Capital Expenditure % Of Revenue Capital Expenditure (CAPEX) is defined as the sum of Purchases of property and equipment and Investment in capitalized software. All numbers in millions. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 19

Financial Guidance Table The Company is reiterating its previously provided full-year 2019 guidance originally provided on November 7, 2018, updated to reflect higher net income and non-GAAP net income as a result of the expected full-year statutory tax rate being updated to 28% and the inclusion of a $0.6 million discrete tax benefit. In the setting of a now predominantly subscription-based contract portfolio, significantly increased client Annual Revenue Retention performance, an expanded Annual Recurring Revenue base, and strong YTD new ACV sales, Inovalon is providing updated full-year 2019 guidance as provided below. 2019 Financial 2019 Financial YoY Financial Metric Guidance Guidance Change Updated 5/1/2019 Originally Provided November 7, 2018 Revenue1 $637 million to $657 million $637 million to $657 million 21% to 25% Net Income2 $2 million to $6 million $1 million to $5 million Non-GAAP net income2 $63 million to $71 million $61 million to $69 million 60% to 81% Adjusted EBITDA $200 million to $210 million $200 million to $210 million 32% to 38% Net Cash Provided By Operating Activities $130 million to $145 million $130 million to $145 million 44% to 61% Capital Expenditure $52 million to $58 million $52 million to $58 million Diluted Net Income Per Share2 $0.01 to $0.04 $0.01 to $0.03 Non-GAAP diluted net income per share2 $0.42 to $0.48 $0.41 to $0.47 56% to 78% (1) Organic revenue growth expected to be 13% to 17%. (2) The Company is assuming 149 million weighted average diluted shares and an effective tax rate of approximately 28% for the full year 2019. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 20

Q2 2019 Financial Guidance In the setting of a now predominantly subscription-based contract portfolio, significantly increased client Annual Revenue Retention performance, expanded Annual Recurring Revenue base, and strong YTD new ACV sales, Inovalon is providing for Q2 2019 guidance as provided below. Q2 2019 Financial Financial Metric Guidance Revenue $154 million to $158 million Net (Loss) 2 ($4 million) to ($1 million) Non-GAAP net income2 $13 million to $16 million Adjusted EBITDA $45 million to $49 million Diluted Net (Loss) Per Share2 ($0.03) – ($0.01) Non-GAAP diluted net income per share2 $0.09 - $0.11 (1) The Company is assuming 148 million weighted average diluted shares and an effective tax rate of approximately 28% for the full year 2019. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 21

Contents 1 Overview 2 2019 Q1 and TTM Financial This presentation serves as a Results supplement to the Inovalon announcement on May 1, 2019 pertaining to first quarter (Q1) of 2019 3 2019 Financial Guidance results and guidance. 4 Appendix 1: Reconciliations INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 22

Reconciliation of Forward-Looking Guidance Adjusted EBITDA

Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue. A reconciliation of net income to Adjusted EBITDA follows:

	Guidance Range			
	Three Months Ending June 30, 2019		Year Ending December 31, 2019	
(In millions)	Low	High	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Adjusted EBITDA:				
Net (loss) income	$ (4)	$ (1)	$ 2	$ 6
Depreciation and amortization	28	28	107	107
Interest expense	16	16	66	66
Interest income	(1)	(1)	(1)	(1)
Provision for income taxes (1)	(3)	(2)	(1)	-
EBITDA	36	40	173	178
Stock-based compensation	6	6	19	19
Acquisition costs:				
Transaction costs	—	—	1	1
Integration costs	1	1	3	4
Contingent consideration	1	1	1	4
Other non-comparable items (2)	1	1	3	4
Adjusted EBITDA	$ 45	$ 49	$ 200	$ 210
Adjusted EBITDA margin	29.2%	31.0%	31.4%	32.0%

(1) A 28% statutory tax rate is assumed in order to approximate the Company's effective corporate tax rate, along with the inclusion of a $0.6 million discrete tax benefit.
(2) Other "non-comparable items" include items that are not comparable across reporting periods or items that do not otherwise relate to the Company's ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company's period over period and ongoing operating performance.

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Reconciliation of Forward-Looking Guidance Non-GAAP Net Income

Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

	Guidance Range			
	Three Months Ending June 30, 2019		Year Ending December 31, 2019	
(In millions, except per share amounts)	Low	High	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Non-GAAP net income:				
Net (loss) income	$ (4)	$ (1)	$ 2	$ 6
Stock-based compensation	6	6	19	19
Acquisition costs:				
Transaction costs	—	—	1	1
Integration costs	1	1	3	4
Contingent consideration	1	1	1	4
Amortization of acquired intangible assets	13	13	53	53
Amortization of debt issuance costs and debt discount	1	1	4	4
Other non-comparable items (1)	1	1	3	4
Tax impact of add-back items (2)	(6)	(6)	(23)	(24)
Non-GAAP net income	$ 13	$ 16	$ 63	$ 71
GAAP diluted net income per share	$ (0.03)	$ (0.01)	$ 0.01	$ 0.04
Non-GAAP diluted net income per share	$ 0.09	$ 0.11	$ 0.42	$ 0.48
Weighted average shares of common stock outstanding - diluted	148	148	149	149

(1) Other "non-comparable items" include items that are not comparable across reporting periods or items that do not otherwise relate to the Company's ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company's period over period and ongoing operating performance.

(2) 28% statutory tax rate is assumed in order to approximate the Company's effective corporate tax rate, along with the inclusion of a $0.6 million discrete tax benefit.

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Definitions 1 Annual Recurring Revenue is defined as subscription-based revenue from existing clients plus outstanding intra-year renewals valued at an amount agreed upon in principal. 2 Annual Revenue Retention is defined as the percentage of revenue from engagements with existing clients in the prior year present in the current year. For example, Annual Revenue Retention would be less than 100% if there was a net loss of revenue from existing clients who either downsized or exited existing engagements, and would be more than 100% if on a net basis existing clients expanded existing engagements. 3 Annualized Contract Value (ACV) is defined as a metric reflecting the sum of the first 12 months of revenue expected from contracts signed during a specific period (such as a quarter or year). 4 Coverage is defined as the sum of Annual Recurring Revenue, Legacy revenue under contract, and expected Services revenue, divided by the specified year's revenue guidance. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 25

ACV, TCV and Bookings Inovalon’s sales have significantly expanded and accelerated, supporting strong growth going forward. The Company started reporting its sales performance in 2018 by providing Annual Contract Value (ACV) data for new sales, a metric reflecting the sum of the first 12 months of revenue expected from new contracts signed during a specific period (such as a quarter or year). Inovalon first reported this metric with the release of Inovalon’s Q3 2018 results on November 7, 2018. Of note, due to the fact that the bulk of the Company’s contracts (also referred to as a “Statements of Work” or “SOWs”) are multi-year in their contracted term (or contracted duration), the “bookings” or “Total Contract Value” (TCV) pertaining to the ACV is significantly larger than the ACV. For example, if the ACV for a period was $X, the corresponding total Bookings or TCV of the underlying sales would be perhaps $2X to $3X, depending on the average contract term signed within the group of underlying sales in the period. Importantly, while the Company is providing ACV sales data to provide insight into the accelerated nature of the Company’s sales in a comparable (e.g., year-over-year) fashion, the corresponding total sales, bookings, or TCV is even more significant. ACV * Contracts depicted are Illustrative only to support discussion of ACV ExecutedSOWs Illustrative Dollar Equivalency 12 Months 24 Months 36 Months Etc. Initial Contract / SOW Term Illustrative only. Please see definitions on slide 25. INOV Q1 2019 Earnings Supplement (5.1.19) v.1.0.0 26

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